Exhibit 99.1
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                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                          Martin Merkur

Address of Joint Filer                        2188 Clover Court
                                              East Meadow, NY 11554

Relationship of Joint Filer to Issuer:        10% Owner

Issuer Name and Ticker or Trading Symbol      Seabulk International, Inc. (SBLK)

Date of Earliest Transaction Required to be
Reported (Month/Date/Year)                    10/12/04

Designated Filer:                             Merkur-Nautilus Holdings, LLC

SIGNATURE:



/s/ Martin Merkur
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Martin Merkur
Date: 10/12/04


Martin Merkur is the sole member of Merkur-Nautilus Holdings, LLC. As such, Martin Merkur may be deemed to beneficially own Common Stock and warrants owned by Nautilus Acquisition, L.P. Martin Merkur disclaims any beneficial ownership of such Common Stock and warrants.